Exhibit 10.03

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) by and between Trinity Disposal & Trucking LLC, a Texas limited liability company (“Buyer”), Pegasi Energy Resources Corporation, a Texas  corporation (“PERC”), 59 Disposal, Inc., a Texas corporation (and wholly-owned subsidiary of PERC) (“59D”), TR Energy Inc., a Nevada corporation, and Marion Swamp Fox L.P., a Texas Limited Partnership, is effective as of July 1, 2011.  PERC, 59D, TR Energy Inc. and Marion Swamp Fox L.P. are together referred to as “Sellers.”

The real estate to be purchased by Buyer is described as follows:

2.54 acres, more or less, located in the R. Bennington Survey, A-24, Marion County, Texas, and being part of the same land described in a Deed dated January 20, 2005 from Lois W. Smith, as Grantor, to TR Energy, Inc., as Grantee, and recorded in Volume 692, Page 583 of the Official Public records of Marion County, Texas, together with all improvements, fixtures and accessions thereto, including without limitation the W. C. Whitfield Heirs #1 Well, which is located on the 2.54 acres (refer to Exhibit “A”).  Such real estate, salt water disposal well and improvements, fixtures and accessions are referred to as the “59 Disposal Plant.”

W I T N E S E T H:

WHEREAS, Buyer desires to acquire and purchase from the Sellers, and Sellers desire to sell, transfer, and convey to Buyer, the Assets (defined below), which includes the 59 Disposal Plant and all existing assets used or useable in the conduct of the business of water disposal and transportation (the “Business”), on the terms and conditions herein provided;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein provided, the parties hereto agree as follows:

1.           Assets to be Purchased.

Subject to the terms and conditions herein provided, Sellers hereby agree to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase and receive, all of Sellers’ right, title and interest in and to the 59 Disposal Plant.  Additionally, Sellers hereby agree to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase and receive, all of Sellers’ right, title and interest in and to all of the following assets, as of the Closing Date of this Agreement:

(a)
Tangible Assets.  The tangible assets, equipment, and other fixed assets, including all, service tools, aids, manuals, schematics, diagnostics, machinery and office furnishings, owned, solely employed, or held for use in the conduct of the Business as well as the land and rights regarding the salt water disposal well (the “Tangible Assets”) (refer to Exhibit “B”);

(b)
Business Records.  Any and all books, records, files, drawings, documentation, data, or information that have been or now are used in or with respect to, in connection with, or otherwise relating to the Business, including Sellers’ client lists with respect to the Assets (the “Business Records”) (refer to Exhibit “C”); and

(c)
Permits.  All licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any governmental entity relating to the Assets (the “Permits”) (refer to Exhibit “D”);

The 59 Disposal Plant, Tangible Assets, Business Records, Permits, and the other related assets of the Sellers described above are collectively referred to herein as the “Assets.”

Sellers’ interest in the Assets shall be sold, transferred and conveyed by  the Sellers to Buyer as of the Closing Date, by virtue of the execution of this Agreement and by means of recorded conveyance of title for any asset which is real estate or an interest in real estate, and bills of sale, assignments, and other instruments of conveyance for all other assets, reasonably satisfactory in form and substance to Buyer.

2.	Purchase Price For the Assets.

At Closing, unless extended in writing by the parties hereto, Buyer agrees to pay Sellers the sum of one million three hundred thousand dollars ($1,300,000) (the “Purchase Price”) in exchange for delivery and receipt of the Assets.  In addition, Buyer agrees to accept disposal water from Sellers at the rate of $0.45 per barrel for a period of 12 months following the Closing Date and in a volume of up to 6,000 barrels per month from Sellers’ currently owned production fields subject to all other normal terms and conditions. Furthermore, following the initial 12 month period, Buyer agrees to extend to Sellers terms and conditions equal to the most favorable terms it offers to any other third party up to 6,000 barrels per month.

3.	Liabilities Assumed by Sellers.

Sellers  jointly and severally agree to remain liable for and obligated to discharge and indemnify and hold Buyer harmless from all liabilities incurred prior to or as of the Closing Date, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter with respect to the Assets.

4.	Closing.

A closing with respect to the transactions contemplated herein (the “Closing”) shall be held at the offices of Frontier Asset Management LLC, located at 3030 LBJ Freeway, Suite 1320, Dallas, Texas 75234 at 10 a.m. Central Standard Time on July 1, 2011 (the “Closing Date”).

5.	Transactions at Closing.

(a)
At the Closing, Sellers shall deliver to Buyer all bills of sale, assignments, deeds and any and all other instruments of conveyance or other documents that may reasonably be required to transfer, assign, and convey to Buyer the Assets, free and clear of any liens, security interests, pledges, encumbrances, hypothecations, or claims of any kind.

(b)	At the Closing, Buyer shall deliver to Sellers the Purchase Price in the form of cash, cashiers check or wire transfer.

6.	Representations and Warranties of Sellers.

As of the Closing Date, Sellers jointly and severally hereby represent and warrant to Buyer, its successors and assigns, as follows:

(a)
Sellers are duly organized entities, validly existing, and in good standing under the laws of the state in which they were incorporated.  Sellers have the corporate power to carry on the Business as it is now being conducted;

(b)
The execution, delivery, and performance of this Agreement by Sellers has been duly authorized by all necessary corporate action and will not result in the violation of any of Sellers’ Certificates of Formation or their company regulations;

(c)
Sellers have clear, good, and marketable title to the Assets, free and clear of all liens, security interests, pledges, encumbrances, hypothecations or claims of any nature whatsoever; and the 59 Disposal Plant is free from any environmental damage or adverse claims by any environmental government authority;

(d)	Sellers have full authority to transfer their interest in and to the Assets, and no other person or entity has any record or beneficial equity interest in the Assets;

(e)
The execution, delivery, and performance of this Agreement by Sellers (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Sellers are subject or by which Sellers are bound; and (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material agreement, instrument, license, or permit to which Sellers are a party or to which Sellers are subject;

(f)
Sellers, their predecessors and affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply;

(g)
Sellers have timely filed all Tax Returns [which shall mean any return or filing required or appropriate to file with the Internal Revenue Service or with the taxing authority of each state, county and other governmental entity in which Sellers do Business, including without limitation any required state franchise tax returns] that they were required to file.  All such Tax Returns were correct and complete in all respects.  All taxes, including without limitation all franchise, withholding and payroll taxes, owed by Sellers (whether or not shown or required to be shown on any Tax Return) have been paid, and Sellers shall remain liable for all taxes that accrue up until the time of Closing; and

(h)
Sellers make no representation or warranty, express or implied, at law or in equity, with respect to any of its assets (including, without limitation, the Assets), liabilities, or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS SECTION 6, BUYER IS PURCHASING THE ASSETS ON AN “AS-IS, WHERE-IS” BASIS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE ASSETS (AS DEFINED HEREIN) OR ANY LIABILITIES OTHER THAN THE ASSUMED LIABILITIES IN SECTION 3, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

7.	Representations and Warranties of Buyer.

As of the Closing Date, Buyer hereby represents and warrants to Sellers, its successors and assigns, as follows:

(a)
Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.  Buyer has the corporate power to carry on its business as it is now is being conducted;

(b)
The execution, delivery, and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action and will not result in the violation of Buyer’s Certificate of Formation or its company agreement;

(c)
The execution, delivery, and performance of this Agreement by Buyer: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is subject or by which Buyer is bound; and (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material agreement, instrument, license, or permit to which Buyer is a party or to which Buyer is subject; and

(d)
Buyer, its predecessors and affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply.

8.	Notices.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given if mailed postage prepaid by certified mail, return receipt requested, or sent by an overnight express delivery service (e.g. Federal Express), in either of which events the notice shall be deemed to have been given the date on which said notice is received, to the following address or to such other address as the parties may from time to time designate in writing to the other party in accordance with the foregoing provisions:

If to Sellers:                           Mr. Billy Denman
218 N. Broadway, Suite 204
Tyler, TX 75702

If to Buyer:                            Mr. Tim Burroughs & Mr. David York
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234

9.	Entire Agreement.

Buyer and  Sellers agree that this Agreement and the Exhibits hereto set forth the entire agreement with respect to the subject matter hereof, and that they supersede and cancel any and all prior negotiations, arrangements, agreements, and understandings, whether oral or written, between them, respecting the subject matter hereof.

10.	Amendments.

No change, modification, termination, amendment, or waiver of any provisions of this Agreement, nor consent to any departure therefrom, shall be of any force or effect unless the same is in writing and signed by all parties hereto.

11.           No Waiver of Rights.

Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof on the part of such party, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege by such party.

12.	Expenses.

Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.	Public Announcements.

Except as may otherwise be required by law or the rules of applicable stock exchanges, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by Buyer or Sellers without advance approval thereof by the other party, which shall not be unreasonably withheld.  Sellers agree that Buyer may make disclosure of the transaction in connection with any offering currently being conducted or conducted in the future by the Buyer.

14.	Further Assurances.

The parties agree to: (i) furnish upon request to each other any additional information that may be reasonably required; (ii) execute and deliver upon request to each other any additional documents that may be reasonably required; and (iii) do such other acts and things as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.

15.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which counterpart when executed by the parties shall be deemed to be an original, and all of which when taken together shall constitute a single agreement.

16.	Severability.

In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, such provision shall be deemed modified to the extent necessary to permit its enforcement under applicable law, and the validity, legality, or enforceability of the remaining provisions hereof shall not be affected nor impaired and shall remain in full force and effect.

17.	Governing Law And Choice Of Venue.

Buyer and Sellers expressly agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The exclusive venue for any and all disputes between the parties hereto arising from the terms of this Agreement or the interpretation thereof shall be Marion County, Texas.

18.           Survivability.

Buyer and Sellers agree that certain provisions of this Agreement shall by their context survive the Closing Date and that the survival of such provisions shall be liberally construed so as to effectuate and enforce the clear meaning and the intent of the parties hereto.

IN WITNESS WHEREOF, Buyer and Sellers through their duly authorized representatives have hereunto set their hands and caused this Agreement to be duly executed and effective as of the date and year first above written.

BUYER:	SELLERS:
Trinity Disposal & Trucking LLC	Pegasi Energy Resources Corporation
By: Frontier Income and Growth, LLC, its Manager	By: _____________________________________
Richard Lindermanis, Senior Vice President
By: Frontier Asset Management LLC, its Manager	59 Disposal, Inc.
By: _____________________________________	By: _____________________________________
Tim Burroughs, Manager and Member	Richard Lindermanis, Senior Vice President
By: _____________________________________	TR Energy Inc.
David York, Manager and Member	By: _____________________________________
W. L. Sudderth, Vice President

Marion Swamp Fox L.P.
By: _____________________________________
W. L. Sudderth, Vice President